SENTO TO REPORT FISCAL 2006 SECOND QUARTER RESULTS ON OCTOBER 25th
      - Conference Call and Webcast Set for 2:30 p.m. MT, 4:30 p.m. (ET) -

SALT LAKE CITY, Utah - October 18, 2005 - Sento Corporation (Nasdaq: SNTO), a Right Channeling solutions leader, today confirmed that it will report financial results for the second quarter of fiscal 2006 on Tuesday, October 25, as previously announced.

The Company will host a conference call and webcast at 2:30 p.m. MT (4:30 p.m.
ET) on October 25th to discuss the second quarter results as well as new business developments.

To access the call, dial 800-322-5044, inside the U.S. or outside the U.S. dial 617-614-4927, five minutes before start time. The confirmation number will be 16578612.

In addition, this call will be webcast by CCBN and can be accessed at Sento's website at: www.sento.com.

The webcast is also being distributed over CCBN's Investor Distribution Network. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The webcast of this call will be archived for two months at these CCBN Web sites.

About Sento Corportion
----------------------
Sento Corporation (www.sento.com) specializes in Right Channeling, a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer Choice PlatformSM, we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including Overstock.com, McAfee, Philips, Thomson, AON Warranty Group, and Logitech.

Contact:

Patrick F. O'Neal, CEO, Sento at 801-431-9209 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-431-9200 or tony_sansone@sento.com

                                      # # #